UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 18, 2025

Northpointe Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Michigan	No. 001-42517	38-3413392
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Deposit Drive Northeast Grand Rapids, Michigan	49546
(Address of principal executive offices)	(Zip Code)

(616) 940-9400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	NPB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01    Other Events
On December 18, 2025, the Board of Directors of Northpointe Bancshares, Inc. (the “Company”), at the recommendation of the Corporate Governance and Nominating Committee, appointed David F. Lawrence, an independent director, as Chairman of the Audit Committee, effective January 1, 2026. Mr. Lawrence has served as a member of the Audit Committee since August 2025 and brings over 40 years of experience in finance, accounting, financial reporting, audit, compliance, and risk management, including prior service as audit partner with Crowe LLP, where he oversaw and led Crowe's Michigan Financial Services Audit Practice.
Mr. Lawrence replaces R. Jeffery Dean as Chairman of the Audit Committee, who will continue to serve as a member of the Audit Committee and the Board. The Board determined that Mr. Lawrence meets the independence and financial literacy requirements under the rules of the Securities and Exchange Commission and the New York Stock Exchange.
There are no arrangements or understandings between Mr. Lawrence and any other person pursuant to which he was selected as Chairman of the Audit Committee. There are no family relationships between Mr. Lawrence and any director or executive officer of the Company, and there are no related party transactions involving Mr. Lawrence that would require disclosure under Item 404(a) of Regulation S-K.
Mr. Lawrence will be compensated for his service as Chairman of the Audit Committee in accordance with the Company’s standard non-employee director compensation program, as described in the Company’s most recent proxy statement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHPOINTE BANCSHARES, INC.

Date: December 18, 2025	By:	/s/ Bradley T. Howes
Bradley T. Howes
Executive Vice President and Chief Financial Officer